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                                                                    Exhibit 10.2


$631,000.00                                                 DATE: APRIL 16, 2004
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                             SECURED PROMISSORY NOTE

         FOR VALUE RECEIVED, the undersigned AESP, INC., a Florida corporation (the "MAKER") promises to pay to the order of BENDES INVESTMENT LTD (the "PAYEE") the principal sum of SIX HUNDRED THIRTY-ONE AND 00/100 DOLLARS ($631,000.00) together with interest thereon as set forth in this Secured Promissory Note (the "NOTE").

         1. DEFINITIONS. All capitalized terms contained herein shall have the meaning ascribed to them in the Loan Agreement entered into between, among others, the Maker and the Payee, dated as of April 16, 2004 (the "LOAN AGREEMENT"), unless specifically provided otherwise in this Agreement.

         2. PRINCIPAL. The full principal amount of this Note shall be due and payable on April 16, 2005, but if the date that such payment is due is not a business day, then payment shall be due on the next following business day. Without limiting the Maker's preceding obligation, proceeds net of expenses of all Equity Funding shall be used by the Maker towards the repayment of this Note within two (2) business days of Maker receiving such Equity Funding. All payments hereunder shall be made at the Payee's address set forth in the notice provision hereof or as otherwise may be designated by the Payee in writing in accordance with the notice provision.

         3. REPAYMENT OF INTEREST. The full principal amount of this Note, outstanding from time to time, shall accrue interest at the rate of the Prime Rate (as defined below) plus eight percent (8%) per annum commencing on the date hereof. The accrued and unpaid interest under this Note shall be due and payable on a monthly basis. The first monthly interest payment shall be due on May 1, 2004, and each monthly interest payment thereafter shall be due and payable on the first day of each calendar month thereafter until the full principal and interest amount of this Note is paid in full, but if the date that a monthly interest payment is due is not a business day, then payment shall be due on the next following business day. All interest payments hereunder shall be made at the Payee's address set forth in the notice provision hereof or as otherwise may be designated by the Payee in writing in accordance with the notice provision. Upon on an event of default, as set forth in Section 9 below, and during the continuation thereof, through judgment, interest shall accrue at a rate of the Prime Rate plus twelve percent (12%). "PRIME RATE" shall mean, at any time, the rate of interest noted in the Wall Street Journal, Money Rates Section as the "Prime Rate" (currently defined as the base rate on corporate loans posted by at least 75% of the nation's thirty (30) largest banks), with the Prime Rate in effect on the first day of a month being applicable to the entire month. In the event that the Wall Street Journal quotes more than one rate, or a range of rates as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that the Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by Payee. All interest chargeable under this Agreement shall be computed on the basis of a three hundred sixty (360) day year for actual days elapsed.




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         4. WAIVER AND CONSENT. To the fullest extent permitted by law, the
Maker waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Maker liable with respect to this Note.

         5. COSTS, INDEMNITIES AND EXPENSES. The Maker agrees to pay all filing fees and similar charges and all costs incurred by the Payee in collecting or securing or attempting to collect or secure this Note, including attorneys' fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Maker agrees to pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or state income or franchise taxes based on the Payee's income) which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Maker agrees to indemnify and hold the Payee harmless from and against any liability, costs, attorney's fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

         6. PREPAYMENT. This Note may be prepaid in whole or in part at any time without penalty. Except as otherwise required by law or by the provisions of this Note, payments received by the Payee hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

         7. MAXIMUM INTEREST RATE. In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Payee in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Payee's receipt thereof, with the same force and effect as though the Maker had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

         8. ASSIGNMENT BY PAYEE. Payee may not assign this Note without the written consent of Maker. All of the terms of this Note shall inure to the benefit of the Payee and his successors and assigns. This Note shall not be assignable or delegable by the Maker.

         9. EVENTS OF DEFAULT. The Payee shall have the right to accelerate the maturity of this Note and the entire amount of principal and interest under this Note shall be immediately due and payable upon the occurrence of an Event of Default under the Loan Agreement. No remedy conferred under this Section 9 upon the Payee is intended to be exclusive of any other remedy available to the Payee, pursuant to the terms of this Note or otherwise. No single or partial exercise by the Payee of any right, power or remedy hereunder shall preclude any other or further exercise thereof.

         10. SECURITY. This Note is secured by the Bendes Security Agreement and the Bendes Guaranty.



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         11. MISCELLANEOUS.

                  (a) ENTIRE AGREEMENT. This Note, together with the Transaction Documents, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding between the parties hereto with respect to such matters, and neither this Note nor any provision hereof may be waived, modified, amended or, except to the extent, if any, otherwise provided in this Note, terminated, except by a written agreement signed by the parties hereto.

                  (b) NEGOTIATED AGREEMENT. The parties to this Note have fully participated in its negotiation and preparation. Accordingly, this Note shall not be more strictly construed against either of the parties.

                  (c) WAIVERS. No waiver of any breach, default or provision hereunder shall be considered valid unless in a writing signed by the party to be charged therewith, and no such waiver shall be deemed a waiver of any subsequent breach or default hereunder.

                  (d) GOVERNING LAW; FORUM. This Note, the Transaction Documents and all transactions contemplated hereby and thereby shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of law. The parties hereto hereby agree to the exclusive jurisdiction of the state courts situated in Miami-Dade County and the parties hereby waive any objection which they may have to the laying of venue of any such proceeding in such court and waive any claim of inconvenient forum with respect to such venue. The parties hereto further agree that service of process, relating to an action arising hereunder, pursuant to the notice provision set forth in Section 11(f) hereof shall be sufficient and hereby waive any claim for insufficiency of process as a result of a party's use of such method of service.

                  (e) WAIVER OF JURY TRIAL. THE PARTIES TO THIS NOTE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE PARTIES ENTERING INTO THIS NOTE.





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                  (f) NOTICES. All notices or other communications required or permitted to be given pursuant to this Note shall be in writing to the party's address set forth in the books and records of the Maker and shall be considered as duly given: (a) on the date of delivery, if hand delivered; or (b) after two
(2) days if sent by a nationally recognized express courier service, postage or delivery charges prepaid; or (d) after five (5) days if sent by first class certified mail, return receipt requested, postage prepaid. Any party may change its address by giving notice, in accordance with this provision, to the other party stating its new address.


                                       MAKER:


                                       AESP, INC.

                                       By: /s/ Roman Briskin
                                           -------------------------------------
                                       Name: Roman Briskin
                                       Its:  Executive Vice President






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